Exhibit 21

Subsidiaries of

The Manitowoc Company, Inc. (WI)

1	Grove Europe Pension Trustees Limited	(United Kingdom)
2	Grove U.S. LLC	(Delaware)
3	Manitowoc (Bermuda) Ltd.	(Bermuda)
4	Manitowoc (UK) Limited	(United Kingdom)
5	Manitowoc Asia Global Sourcing	(China)
6	Manitowoc Brasil Guindastes Ltda	(Brazil)
7	Manitowoc Company Foundation, The	(Michigan)
8	Manitowoc CP, Inc.	(Nevada)
9	Manitowoc Crane Companies, LLC (MCG)	(Wisconsin)
10	Manitowoc Crane Equipment (China) Co., Ltd.	(China)
11	Manitowoc Crane Group (Brazil)	(Brazil)
12	Manitowoc Crane Group (UK) Limited	(United Kingdom)
13	Manitowoc Crane Group Asia Pte Ltd	(Singapore)
14	Manitowoc Crane Group Australia Pty Ltd.	(Australia)
15	Manitowoc Crane Group Chile Limitada	(Chile)
16	Manitowoc Crane Group CIS	(Russia)
17	Manitowoc Crane Group Columbia, S.A.S.	(Columbia)
18	Manitowoc Crane Group France SAS or MCG France SAS	(France)
19	Manitowoc Crane Group Germany GmbH	(Germany)
20	Manitowoc Crane Group Holding Germany GmbH	(Germany)
21	Manitowoc Crane Group Inc.	(Philippines)
22	Manitowoc Crane Group Italy Srl or MCG Italy Srl	(Italy)
23	Manitowoc Crane Group Korea Co., Ltd.	(Korea)
24	Manitowoc Crane Group M-E (FZE)	(Dubai, UAE)
25	Manitowoc Crane Group Mexico, S. de R.L. de C.V.	(Mexico)
26	Manitowoc Crane Group Netherlands B.V.	(Netherlands)
27	Manitowoc Crane Group Poland Sp	(Poland)
28	Manitowoc Crane Group Portugal Ltda	(Portugal)
29	Manitowoc Crane Group U.S. Holding, LLC	(Tennessee)
30	Manitowoc Credit (China) Leasing Company Limited	(China)
31	Manitowoc EMEA Holding SARL	(France)
32	Manitowoc France SAS	(France)
33	Manitowoc Funding LLC	(Nevada)
34	Manitowoc Group (UK) Limited (UK)/Enodis (Domestication) LLC	(Delaware)
35	Manitowoc Grove (Cayman Islands) Ltd.	(Cayman Islands)
36	Manitowoc Holding (Cayman Islands) Ltd.	(Cayman Islands)
37	Manitowoc Holding Asia SAS	(France)
38	Manitowoc Holding Germany LLC & Co. KG	(Germany)
39	Manitowoc Holdings (Netherlands Antilles) B.V.	(Netherlands Antilles)
40	Manitowoc Holdings (UK) Limited	(United Kingdom)
41	Manitowoc India Private Limited	(India)
42	Manitowoc Potain (Cayman Islands) Ltd.	(Cayman Islands)
43	Manitowoc Re-Manufacturing, LLC	(Wisconsin)
44	Manitowoc Worldwide Holdings (France) SAS	(France)
45	Manitowoc Worldwide Holdings (France) SCS	(France)
46	Manitowoc Worldwide Holdings (Netherlands) BV	(Netherlands)
47	MMG Holding Co., LLC	(Nevada)
48	Potain India Pvt. Ltd.	(India)
49	Zhang Jia Gang Manitowoc Crane Trading Co. Ltd.	(China)